Exhibit 10.8
FORM OF AMENDED AND RESTATED INDEMNIFICATION AGREEMENT FOR DIRECTORS AND EXECUTIVE OFFICERS

THIS AMENDED AND RESTATED INDEMNIFICATION AGREEMENT is made and entered into as of this ___ day of _____________, 20__ (this “Agreement”), by and between Semtech Corporation, a Delaware corporation (the “Corporation,” which term shall include any one or more of its subsidiaries where appropriate), and __________________ (“Indemnitee”).

WHEREAS, highly competent persons are becoming more reluctant to serve corporations as directors or officers or in other capacities unless they are provided with indemnification against inordinate risks of claims and actions against them arising out of their service to, and activities on behalf of, such corporations;

WHEREAS, the Board of Directors of the Corporation (the “Board”) has determined that it is in the best interests of the Corporation and its stockholders to attract qualified people to act as officers and directors of the Corporation and in connection therewith, it is reasonable, prudent and necessary for the Corporation to contractually obligate itself to indemnify such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Corporation free from undue concern that they will not be so indemnified; and

WHEREAS, Indemnitee is willing to serve, continue to serve and/or to undertake additional service for or on behalf of the Corporation on the condition that Indemnitee be so indemnified.

NOW, THEREFORE, in consideration of the promises and the covenants contained herein, the Corporation and Indemnitee do hereby covenant and agree as follows:

1.Services by Indemnitee. Indemnitee agrees to serve or continue to serve as a director and/or officer of the Corporation for so long as Indemnitee is duly elected or appointed or until such time as Indemnitee tenders his or her resignation orally (which oral resignation is accepted by the Board) or in writing or is removed as a director and/or officer.

2.General. The Corporation shall indemnify and hold harmless, and shall advance Expenses (as hereinafter defined) to, Indemnitee as provided in this Agreement and to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may hereafter from time to time permit.

3.Indemnification for Proceedings. Indemnitee shall be entitled to the rights of indemnification provided in this Section 3 if, wholly or partly by reason of his or her Corporate Status (as hereinafter defined), Indemnitee is, or is threatened to be made, a party to or otherwise becomes involved (as a witness or otherwise) in any threatened, pending or completed Proceeding (as hereinafter defined), including a Derivative Claim. Pursuant to this Section 3, Indemnitee shall be indemnified and held harmless against all Expenses and Losses reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may hereafter from time to time permit.

Notwithstanding the foregoing, except pursuant to Section 7 hereof and to the extent provided therein, the Corporation shall not indemnify, or advance Expenses to, Indemnitee in connection with (i) a Proceeding (or part thereof) initiated by Indemnitee unless such Proceeding (or part thereof) was authorized by a majority vote of Disinterested Directors, and (ii) any claim against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law.

4.Limitation in Derivative Claims. Notwithstanding the foregoing, with respect to a Derivative Claim, to the extent required by applicable law, no indemnification against Expenses or Losses shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be grossly negligent or guilty of willful misconduct, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such proceeding shall have been brought shall determine upon application that, despite the adjudication of liability against Indemnitee, that in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses, liabilities and losses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

5.Indemnification for Expenses, Liabilities and Losses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified and held harmless against all Expenses and Losses reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall indemnify and hold harmless Indemnitee against all Expenses and Losses reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section 5 and without limitation of the foregoing, the termination of any claim, issue or matter in such a Proceeding by summary judgment, dismissal or withdrawal with or without prejudice shall be deemed a successful result as to such claim, issue or matter. For avoidance of doubt, other resolutions of a claim, issue or matter, such as settlement or a plea of nolo contendere, may be deemed to be a successful result as to such claim, issue or matter, to the extent permitted by applicable law.

6.Advancement of Expenses. The Corporation shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding within twenty (20) days after the receipt by the Corporation of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee. Advances shall be unsecured and interest-free. Advances shall be made without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing an action to enforce the right of advancement, to the extent provided in Section 7(c) hereof. By execution of this Agreement, Indemnitee hereby agrees to repay any Expenses advanced if, and to the extent, it shall ultimately be determined, in accordance with this Agreement, that Indemnitee is not entitled to be indemnified by the Corporation. No other form of undertaking to return advances shall be required other than the execution of this Agreement. The right to advances under this Section shall in all events continue until final disposition of any Proceeding, including any appeal in respect thereof. With respect to advances, the Corporation shall, in accordance with Indemnitee’s request (but without duplication): (i) pay such Expenses on behalf of Indemnitee; (ii) advance to Indemnitee funds sufficient to permit payment of such Expenses or (iii) reimburse Indemnitee for such Expenses.

7.Indemnitee’s Right to Bring Suit; Certain Claims.

a.If a claim for indemnification or advancement of Expenses is not paid in full by the Corporation on or before its due date in accordance with the terms of this Agreement, Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, Indemnitee shall also be entitled to be paid the Expense of prosecuting such Proceeding. It shall be a defense to any claim for indemnification (but not to an action brought to enforce a claim for Expenses incurred in defending any proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct that make it permissible under the DGCL for the Corporation to indemnify Indemnitee for the amount claimed, but the burden of proving such defense, which must be established by clear and convincing evidence, shall be on the Corporation. Neither the failure of the Corporation (including the Board, independent counsel, Disinterested Directors or the Corporation’s stockholders) to have made a determination prior to the commencement of such Proceeding to the effect that indemnification of Indemnitee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including the Board, independent counsel, Disinterested Directors or the Corporation’s stockholders) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the Proceeding or create a presumption that Indemnitee has not met the applicable standard of conduct. Nothing in this Agreement is intended to imply that the Corporation would make any indemnification payments to Indemnitee without complying with the applicable provisions of the DGCL.

b.The Corporation shall be precluded from asserting in any Proceeding that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Agreement. The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Corporation or of the Corporation itself shall not be imputed to Indemnitee for purposes of determining any rights under this Agreement.

c.If Indemnitee, pursuant to this Section 7, seeks a judicial adjudication to enforce Indemnitee’s rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all Expenses actually and reasonably incurred by Indemnitee in such judicial adjudication provided Indemnitee prevails therein.

d.Indemnitee shall be entitled to the advancement of Expenses in connection with a Proceeding described in clause (ii) of the last sentence of Section 3; provided that Indemnitee shall not be entitled to any Losses incurred in such a Proceeding unless, in addition to Indemnitee having met the standards of conduct that make it permissible under the

DGCL for the Corporation to indemnify Indemnitee for the amount claimed, the transaction underlying the Proceeding was one in which Indemnitee had no discretion (such as a merger or a forced conversion of a security) or a transaction which was reviewed in advance and approved by counsel to the Corporation.

8.Security. To the extent requested by Indemnitee and approved by the Board, the Corporation may at any time and from time to time provide security to Indemnitee for the Corporation’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.

9.Non-Exclusivity; Duration of Agreement; Insurance; Subrogation.

a.The rights to be indemnified and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Corporation’s Certificate of Incorporation or Bylaws, any other agreement, a vote of stockholders or a resolution of directors, or otherwise. This Agreement and Indemnitee’s right to indemnification hereunder shall continue after Indemnitee has ceased to provide services to the Corporation as a director, officer, employee, agent, or fiduciary of the Corporation and shall inure to the benefit of Indemnitee’s heirs (including any spouse or domestic partner), estate, trust vehicle, executors, administrators and legal representatives until the latest of (i) expiration of the statute of limitations applicable to any claim that could be asserted against Indemnitee for which Indemnitee would be entitled to indemnification hereunder (accounting for any applicable tolling of the statute of limitations), (ii) ten years after the date that Indemnitee has ceased to provide services to the Corporation, and (iii) one year after the final, non-appealable adjudication of any Proceeding, but for the pendency of which, rights to indemnification hereunder would have terminated pursuant to the foregoing clauses (i) or (ii). Indemnitee’s heirs (including any spouse or domestic partner) shall be entitled to the same rights to indemnification as Indemnitee (including rights to advancement of Expenses) if Indemnitee is deceased and the assets of any of Indemnitee’s heirs (including any spouse or domestic partner) are pursued in a Proceeding which, if brought while Indemnitee were alive, would have entitled Indemnitee to indemnification under this Agreement. This Agreement shall be binding upon the Corporation and its successors and assigns, and the Corporation shall require and cause any such successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to the business or assets of the Corporation, whether by merger or otherwise, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would have been required to perform if no such succession or assignment had taken place.

b.The Corporation shall use its commercially reasonable efforts to obtain an insurance policy or policies providing insurance for the Corporation’s officers and directors, for such periods and coverage limits as the Board may from time to time determine, giving due consideration to the Corporation’s existing resources and the state of market conditions for directors’ and officers’ insurance generally. If the Corporation maintains an insurance policy or policies providing liability insurance for directors or officers of the Corporation or fiduciaries of any other domestic or foreign corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise that such person serves at the request of the Corporation, Indemnitee shall be covered by such policy or policies in accordance with the terms thereof to the maximum extent of the coverage available for any such director or officer under such policy or policies; provided that greater coverage may be made available to another director or officer of the Corporation if such coverage has been approved by a majority of the directors who are serving on the Board on the date of this Agreement. The Corporation shall not be obligated to indemnify Indemnitee for Expenses or Losses that have actually been paid directly to such person through directors’ and officers’ liability insurance. As part of, and prior to or simultaneously with the consummation of, any transaction described in clause (ii) of the definition of Change in Control, the Corporation shall purchase or cause to be purchased an insurance policy (the “Tail Policy”) to maintain in force for six years after such Change in Control any and all directors’ and officers’ liability insurance coverage provided by the Corporation prior to such Change in Control. The Tail Policy, if to be provided by an insurance carrier other than that which provided liability coverage prior to such Change in Control, shall be of at least the same coverage and amounts and shall contain terms and conditions that are not less advantageous in the aggregate to the directors and officers of the Corporation than the liability insurance in place prior to such Change in Control.

c.Except as otherwise provided in Section 15, if any payment is made under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers reasonably required and take all action reasonably necessary, at the expense of the Corporation, to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights. To the extent that Indemnitee receives any payment under this Agreement from (i) any insurance policy, contract, agreement or otherwise, and/or separately (ii) the Corporation, Indemnitee shall, after receiving payment to satisfy all rights of recovery that Indemnitee is due, direct any additional payment that it shall receive to the Corporation or shall reimburse the Corporation for that portion of any such payment to Indemnitee, that when combined with all other payments received by Indemnitee, is greater than the amount necessary to satisfy all of the rights of recovery of Indemnitee.

10.Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the excised provision.

11.Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable for any reason, the Corporation, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Corporation and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such

Proceeding; and/or (ii) the relative fault of the Corporation (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

12.Definitions. For purposes of this Agreement:

a.“Change in Control” means a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item or any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the “Act”), whether or not the Corporation is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing twenty percent (20%) or more of the combined voting power of the Corporation’s then outstanding securities without the prior approval of at least two-thirds of the members of the Board in office immediately prior to such person attaining such percentage interest; (ii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or (iii) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

b.“Corporate Status” describes the status of a person who is or was or has agreed to become a director of the Corporation, or is or was an officer, employee, agent or fiduciary of the Corporation, any of its wholly-owned subsidiaries, or any other domestic or foreign corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise that such person is or was serving at the request of the Corporation.

c.“Derivative Claim” means a Proceeding by or in the right of the Corporation to procure a judgment in its favor.

d.“DGCL” means the Delaware General Corporation Law.

e.“Disinterested Director” means a director of the Corporation who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

f.“Expenses” shall include all reasonable attorneys’ fees and reasonable expenses, retainers, court costs, transcript costs, fees and expenses of experts and witnesses, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, being a witness in or investigating a Proceeding or any appeal resulting therefrom, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. Expenses shall include expenses incurred in preparing and forwarding statements pursuant to Section 6 hereof to the Corporation (which statements may be prepared so as not to cause any waiver of attorney-client privilege by Indemnitee). For avoidance of doubt, Indemnitee shall not be required to utilize counsel selected by or representing the Corporation or any other Indemnitee without the express consent of Indemnitee, which consent may be withheld in his or her discretion.

g.“Losses” shall include all liabilities and losses including, without limitation, judgments, fines, ERISA excise taxes and penalties, amounts paid and to be paid in settlement, interest, assessments or other charges imposed thereon, and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of payments under this Agreement.

h.“Proceeding” includes any threatened or actual action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing and any other proceeding (including any appeals from any of the foregoing), including any of the foregoing which Indemnitee has a good faith believe may result from a given state of facts, whether civil, criminal, administrative or investigative.

13.Limitation of Certain Actions and Release of Certain Claims. After (i) a Change in Control or (ii) Indemnitee’s service with the Corporation terminating or being terminated for any reason other than cause (which, if Indemnitee is an outside director of the Corporation shall mean removal from the Board for cause), then in either of such cases, no Proceeding shall be brought and no cause of action shall be asserted (in either case, other than one for fraud or willful misconduct) by or on behalf of the Corporation or any subsidiary against Indemnitee, Indemnitee’s spouse, heirs, estate, executors or administrators after the expiration of one year from the date of the Change in Control or two years after such termination of service, as the case may be; provided, however, that in a case where Indemnitee fraudulently conceals the facts underlying such cause of action, no proceeding shall be brought and no cause of action shall be asserted after the expiration of one year (in the case of the Change in Control) or two years (in the case of such termination of service) from the date a responsible officer of the Corporation or any subsidiary of the Corporation discovers such facts. Any claim or cause of action (in either case, other than one for fraud or willful misconduct) of the Corporation or any subsidiary of the Corporation, including claims predicated upon the negligent act or omission of Indemnitee, shall be extinguished and deemed released unless asserted by filing of an action within such applicable period. This Section 13 shall not apply to any cause of action that has accrued as of the date hereof and of which Indemnitee is aware on the date hereof, but as to which the Corporation has no actual knowledge apart from Indemnitee’s knowledge.

14.Notification of Investigation. If Indemnitee is the subject of, or implicated in, any investigation by the Corporation or a third party, the Corporation shall promptly inform Indemnitee of such investigation, and the nature thereof. In such event, if the Indemnitee so requests, the Corporation shall provide him with copies of all material documents (or portions of documents) relevant to Indemnitee that it has provided to such a third party conducting an investigation; provided, however, that the Corporation will be entitled to require that Indemnitee, as a condition to receipt of such documents, agree to reasonable restrictions as to their use and disclosure in order to preserve their confidentiality and, if applicable, to prevent or limit any waiver of attorney client privilege the Corporation reasonably determines may arise from such disclosure.

15.Priority. If Indemnitee is serving as a director or officer of the Corporation on behalf or at the request of any third party, including any stockholder(s) of the Corporation (any such third party that Indemnitee is serving on behalf or at the request of, a “Third Party Indemnitor”), and Indemnitee has rights to indemnification, advancement of Expenses and/or insurance from any such Third Party Indemnitor, then the Corporation:

a.shall be the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of any such Third Party Indemnitor to advance Expenses or to provide indemnification for the same Expenses or liabilities incurred by Indemnitee are secondary);

b.shall be required to advance the full amount of Expenses incurred by Indemnitee and shall be liable for the full amount of all Expenses and Losses to the extent legally permitted and as required by the terms of this Agreement, without regard to any rights Indemnitee may have against any such Third Party Indemnitor; and

c.irrevocably waives, relinquishes and releases all such Third Party Indemnitors from any and all claims against such Third Party Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof.

The Corporation further agrees that no advancement or payment by any such Third Party Indemnitor on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Corporation shall affect the foregoing and such Third Party Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Corporation. The Corporation agrees that any Third Party Indemnitors are express third party beneficiaries of the terms of this Section.

If Indemnitee has rights to indemnification, advancement of Expenses and/or insurance from any third party other than a Third Party Indemnitor, then the Corporation shall be required to advance the full amount of Expenses incurred by Indemnitee and shall be liable for the full amount of all Expenses and Losses to the extent legally permitted and as required by the terms of this Agreement, without regard to any rights Indemnitee may have against any such third party but subject in each case to the rights of the Corporation and the obligations of Indemnitee set forth in Section 9(c), above; provided, however, that the Corporation shall not be liable under this Agreement to advance Expenses or make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment from any third party, including pursuant to any insurance policy, contract, agreement or otherwise.

16.Restrictions on Settlement. Indemnitee shall not be required to consent to any settlement of a Proceeding to which he or she is party, unless such settlement is reasonably satisfactory to Indemnitee and releases Indemnitee from all potential Expenses and Losses related to such Proceeding. The Corporation shall not, on its own behalf, settle any part of any Proceeding to which Indemnitee is party with respect to other parties (including the Corporation) without the written consent of Indemnitee if any portion of such settlement is to be funded from insurance proceeds.

17.Headings. The headings of the sections of this Agreement are inserted for convenience of reference only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

18.Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

19.Notices.

a.Indemnitee agrees promptly to notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter that may be subject to indemnification or advancement of Expenses covered hereunder; provided, however, that the failure to give any such notice shall not disqualify Indemnitee from indemnification hereunder, except and solely to the extent that the Corporation is materially prejudiced by such failure to give notice.

b.All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, at the time of delivery, or (ii) if mailed by certified mail (return receipt requested) with postage prepaid, on the third business day after the date on which it is so mailed, and addressed as follows:

c.In the case of the Corporation, to:

Semtech Corporation
200 Flynn Road
Camarillo, CA 93012
Attention: Chief Legal Officer

d.In the case of Indemnitee, to the address provided on the signature page to this Agreement or to such other address as Indemnitee may furnish to the Corporation.

20.Governing Law; Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. The Corporation and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) agree that service of process of any action or proceeding arising out of or in connection with this Agreement may be completed by providing notice in accordance with Section 19, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

21.Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof, including any such prior indemnification agreements, it being understood that all rights of Indemnitee to be indemnified and held harmless by the Corporation shall, from and after the execution and delivery of this Agreement, be governed by the terms of this Agreement regardless of when the underlying action occurred or any claim, issue or matter is asserted; provided, however, that this Agreement is a supplement to and in furtherance of the Corporation’s Certificate of Incorporation, Bylaws, any resolution of the Board providing for indemnification and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

22.Time of the Essence. Time is of the essence in the performance of each provision of this Agreement.

23.Specific Performance. Indemnitee shall be entitled to specific performance and injunctive relief to enforce rights under this Agreement, and no showing of actual damage or irreparable harm shall be required. Indemnitee shall be entitled to such relief without the necessity of posting bonds or other undertakings in connection therewith. The Corporation acknowledges that in the absence of a waiver, a bond or other undertaking could be required of Indemnitee, and the Corporation hereby waives any such requirement of a bond or undertaking.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above set forth.

SEMTECH CORPORATION,

a Delaware Corporation

By: ____________________________
Name:
An Authorized Officer

INDEMNITEE:

________________________________
Name: Address:_________________________ ________________________________